UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 30, 2018

Commission File Number	Exact Name of Registrants as Specified in their Charters, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-14201	SEMPRA ENERGY (A California Corporation) 488 8th Avenue San Diego, California 92101 (619) 696-2000	33-0732627

1-03779	SAN DIEGO GAS & ELECTRIC COMPANY (A California Corporation) 8326 Century Park Court San Diego, California 92123 (619) 696-2000	95-1184800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company
Sempra Energy	[ ]
San Diego Gas & Electric Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sempra Energy	[ ]
San Diego Gas & Electric Company	[ ]

FORM 8-K
Item  8.01    Other Events.
Entry into Revised Settlement and Utility Shareholder Agreements
On January 30, 2018, San Diego Gas & Electric Company (“SDG&E”), Southern California Edison Company (“Edison”), the Alliance for Nuclear Responsibility, the California Large Energy Consumers Association, California State University, Citizens Oversight dba Coalition to Decommission San Onofre, the Coalition of California Utility Employees, the Direct Access Customer Coalition, Ruth Henricks, The Office of Ratepayer Advocates, The Utility Reform Network, and Women’s Energy Matters (together, the “Parties”) entered into a settlement agreement (“Revised Settlement Agreement”) in the San Onofre Nuclear Generating Station Units 2 and 3 (“SONGS”) Order Instituting Investigation proceeding (“OII”). If approved by the California Public Utilities Commission (“CPUC”), the Revised Settlement Agreement will resolve all issues under consideration in the SONGS OII and will modify the prior settlement agreement approved by the CPUC in November 2014 (“Amended and Restated Settlement Agreement”). The Revised Settlement Agreement was the result of multiple mediation sessions in 2017 and January 2018 and was signed following a settlement conference in the SONGS OII, as required under CPUC rules. In connection with the Revised Settlement Agreement, and in exchange for the release of certain SONGS-related claims, SDG&E and Edison (collectively, “Utilities”) have entered into an agreement (“Utility Shareholder Agreement”) in which Edison has agreed to pay for the amounts that SDG&E would have received in rates under the Amended and Restated Settlement Agreement but will not receive upon implementation of the Revised Settlement Agreement.
The Revised Settlement Agreement is subject to the approval of the CPUC. The Parties to the Revised Settlement Agreement have agreed to exercise their best efforts to obtain CPUC approval. In the event that the CPUC fails to approve the Revised Settlement Agreement, the proceeding will remain open and subject to previous rulings in the SONGS OII, and the Amended and Restated Settlement Agreement will remain in effect, unless it is modified or set aside by the CPUC as a result of the OII proceeding.
The Utility Shareholder Agreement is not subject to the approval of the CPUC. However, it is not effective unless and until the CPUC approves the Revised Settlement Agreement.
Summaries of the key terms of the Revised Settlement and Utility Shareholder Agreements follow. The summary of the Revised Settlement Agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 99.1 to this Current Report.
Disallowances, Refunds and Recoveries
If the Revised Settlement Agreement is approved by the CPUC, the Utilities will cease rate recovery of SONGS costs as authorized under the Amended and Restated Settlement Agreement as of the date their combined remaining SONGS regulatory assets equal $775 million (the “Cessation Date”). Currently, the estimated Cessation Date is December 19, 2017. The Cessation Date is partly dependent on the outcome of Edison’s pending request to the CPUC, in a separate proceeding, for approval to apply certain proceeds received from the Department of Energy to reduce Edison’s SONGS regulatory asset. If this request is rejected by the CPUC, then the estimated Cessation Date will be April 21, 2018. In either case, under the Utility Shareholder Agreement Edison is obligated to pay SDG&E the full amount of SDG&E’s revenue requirement not recovered from ratepayers, as described below. The Utilities will refund to customers SONGS-related amounts recovered in rates after the Cessation Date. SDG&E will retain amounts collected under the Amended and Restated Settlement Agreement before the Cessation Date. SDG&E also will retain $5.6 million of net proceeds received from third parties pursuant to the terms of the Amended and Restated Settlement Agreement, including $1.6 million received in 2014 and 2017 from Mitsubishi Heavy Industries (“MHI”), and $4 million received in 2015 from Nuclear Electric Insurance Limited (“NEIL”).
Procedure
Under the Revised Settlement Agreement, the Parties are required to use their best efforts to obtain CPUC approval and are bound to:

▪	support and mutually defend the Revised Settlement Agreement in its entirety;

▪	avoid making any collateral attacks on the Revised Settlement Agreement or taking positions in other proceedings that would undermine the effect of the Revised Settlement Agreement;

▪	oppose any modifications proposed by any non-settling party to the SONGS OII unless all Parties agree; and

▪	cooperate reasonably on all submissions necessary to achieve CPUC approval.
The Parties further agree to review any CPUC orders regarding the Revised Settlement Agreement to determine if the CPUC has changed or modified it, deleted a term or imposed a new term. If any Party is unwilling to accept any such change, modification, deletion or addition of a new term, then the Parties will negotiate in good faith to seek a resolution acceptable to all Parties. If they are unable to resolve the matter to the satisfaction of all Parties, or to obtain prompt CPUC approval of an agreed upon resolution, then any Party can withdraw from the Revised Settlement Agreement upon prompt notice, provided however, that the other Parties not withdrawing will remain bound by the Revised Settlement Agreement.
In the event that the CPUC takes an action that has the effect of invalidating the Utility Shareholder Agreement, SDG&E may, in its discretion, withdraw from the Revised Settlement Agreement, in which case Edison shall remain a party to the Revised Settlement Agreement, but the Revised Settlement Agreement shall be terminated as to SDG&E. In such a scenario, SDG&E would return to its litigation position before the CPUC in the SONGS OII that existed prior to the Revised Settlement Agreement.
Pursuant to the CPUC’s rules, no settlement becomes binding unless the CPUC approves the settlement based on a finding that it is reasonable in light of the whole record, consistent with law, and in the public interest. The CPUC has discretion to approve or disapprove a settlement, or to condition its approval on changes to the settlement, which the parties may accept or reject. CPUC rules do not provide for any fixed time period for the CPUC to act on proposed settlements.
Utility Shareholder Agreement
On January 10, 2018, SDG&E, Sempra Energy, Edison and Edison International entered into the Utility Shareholder Agreement. Under the terms of the Utility Shareholder Agreement, Edison has an obligation to compensate SDG&E for the revenue requirement amounts SDG&E will no longer recover because of the Revised Settlement Agreement. In exchange for Edison’s reimbursement, the parties will mutually release each other for the “SONGS Issues,” a defined term that consists of 18 broad categories. The effect of the document is that SDG&E will release Edison from any and all claims that SDG&E had or could have asserted related to the steam generator replacement failure and its aftermath. The Utility Shareholder Agreement becomes effective only upon CPUC approval of the Revised Settlement Agreement. Edison’s payment obligation commences 30 days after the first fiscal quarter in which the CPUC approves the Revised Settlement Agreement, and amounts are due to SDG&E quarterly until April 2022, which approximates amounts, and timing of amounts, of what would have been SDG&E’s recoveries from ratepayers contemplated under the Amended and Restated Settlement Agreement.
Accounting and Financial Impacts
As a result of the execution of the Revised Settlement Agreement by the Settling Parties and the Utility Shareholder Agreement, SDG&E and Sempra Energy have recorded a receivable from Edison totaling $152 million as of December 31, 2017. This receivable reflects amounts Edison is obligated to pay to SDG&E in lieu of amounts SDG&E would have collected from ratepayers associated with the SONGS regulatory asset, which SDG&E believes is now no longer probable of recovery. The current portion of the receivable from Edison as of December 31, 2017 is $32 million, and the long term portion is $120 million.
Assuming the Revised Settlement Agreement is approved, SDG&E and Sempra Energy do not expect that implementation of the Revised Settlement Agreement in combination with the Utility Shareholder Agreement will have any material adverse impact on either company. However, until the CPUC approves the Revised Settlement Agreement as proposed, there can be no assurance that the SONGS OII proceeding will conclude as contemplated by SDG&E in accordance with the Revised Settlement Agreement and the Utility Shareholder Agreement, or that the CPUC will not order refunds to customers above those contemplated by the Amended and Restated Settlement Agreement, or take other action adverse to SDG&E and Sempra Energy. Such alternative outcomes could have a material adverse effect on SDG&E’s and Sempra Energy’s results of operations, financial condition and cash flows.

Information Regarding Forward-Looking Statements
We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.
In this report, when we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.
Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

▪
actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate;

▪
the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners;

▪	the resolution of civil and criminal litigation and regulatory investigations;

▪
deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; modifications of settlements; delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to regulatory assets associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability;

▪
the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures;

▪
changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; the impact on the value of our investment in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services;

▪
risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments;

▪
weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers or may impact our ability to obtain satisfactory levels of insurance;

▪
cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees;

▪
capital markets and economic conditions, including the availability of credit and the liquidity of our investments; fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations;.

▪	the impact of changes in the tax code as a result of recent federal tax reform and uncertainty as to how certain of those changes may be applied, and our ability to mitigate such impacts;

▪	actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook;

▪
changes in foreign and domestic trade policies and laws, including border tariffs, revisions to favorable international trade agreements, and changes that make our exports less competitive or otherwise restrict our ability to export or resolve trade disputes;

▪	the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors;

▪	expropriation of assets by foreign governments and title and other property disputes;

▪	the impact on reliability of SDG&E’s electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources;

▪
the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation, and the potential risk of nonrecovery for stranded assets and contractual obligations; and

▪	other uncertainties, some of which may be difficult to predict and are beyond our control.
We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our most recent Annual Report on Form 10-K and other reports that we file with the U.S. Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Revised Settlement Agreement, dated January 30, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: January 30, 2018	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer

SAN DIEGO GAS & ELECTRIC COMPANY,
(Registrant)

Date: January 30, 2018	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller and Chief Financial Officer